CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

To the Board of Directors
ATSI Communications, Inc.
San Antonio, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 31, 2006 relating to the financial statements as of July 31, 2006 and each of the two years then ended, included in ATSI Communications, Inc.’s Annual Report on Form 10-KSB/A.

/s/ Malone & Bailey PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

September 17, 2007